Exhibit 99.1


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


HemaSure Inc.
-------------
Report of Independent Accountants ............................................................................. F-2
Consolidated Balance Sheets at December 31, 1999 and 1998...................................................... F-3
Consolidated Statements of Operations for the Years Ended December 31, 1999, 1998 and 1997..................... F-4
Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 1999, 1998 and 1997. F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997......................F-6
Notes to Consolidated Financial Statements..................................................................... F-7



                                       F-1
922448.1

+






                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HemaSure Inc.:

               In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of HemaSure Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

               The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 4, 2000


924956.1
                                       F-2

HemaSure Inc.
Consolidated Balance Sheets

December 31,
(In thousands, except par value amounts)


ASSETS                                                                      1999            1998
                                                                            ----            ----
Current assets:
        Cash and cash equivalents (Note B)                              $  5,243        $   1,827
        Accounts receivable (Note D)                                         443                -
        Inventories (Note E)                                                 806              206
        Deferred financing costs (Note H)                                    725            1,024
        Prepaid expenses and other current assets                            276              326
                                                                        --------        ---------

        Total current assets                                               7,493            3,383

Property and equipment, net (Note F)                                       1,547            1,505
Deferred financing costs long-term (Note H)                                    -              725
Other assets                                                                  50               42
                                                                        --------        ---------

               Total assets                                             $  9,090        $   5,655
                                                                        ========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:

        Accounts payable                                                $  1,199        $   1,542
        Accrued expenses (Note G)                                          1,520            1,549
        Current portion of notes payable (Note H)                          5,030               27
        Current portion of capital lease obligations (Note G)                 71              228
                                                                        --------        ---------

               Total current liabilities                                   7,820            3,346

Capital lease obligations (Note G)                                             -               68
Notes payable (Note H)                                                        43            5,073
                                                                        --------        ---------
               Total liabilities                                           7,863            8,487
                                                                        --------        ---------

Commitments and contingencies  (Notes G, H and I)
Stockholders' equity (deficit) (Note K and L):
        Preferred stock, $0.01 par value,  1,000 shares authorized, none issued and outstanding in 1999 and 1998
        Common stock, $0.01 par value, authorized shares 35,000
               in 1999, issued and outstanding
               15,583 in 1999 and 9,088 in 1998                              158               91
        Additional paid-in capital                                        86,241           71,584
        Accumulated deficit                                              (85,172)         (74,507)
                                                                        --------        ---------
          Total stockholders' equity (deficit)                             1,227           (2,832)
                                                                        --------        ---------

                    Total liabilities and stockholders' equity
                     (deficit)                                          $  9,090        $   5,655
                                                                        ========        =========


The accompanying notes are an integral part of the financial statements.


924956.1
                                       F-3

HemaSure Inc.
Consolidated Statements of Operations


Year Ended December 31,
(In thousands, except per share amounts)                        1999           1998           1997
                                                                ----           ----           ----

Revenue                                                  $       805    $        25      $   2,357

Costs and expenses:
        Cost of products sold                                  2,408            657          4,158
        Research and development                               2,681          3,794          3,577
        Legal expense related to patents                       1,361          3,340            506
        Selling, general and administrative                    3,728          4,201          4,458
        Restructuring charge                                       -              -          1,215
                                                          ----------     ----------      ---------
        Total costs and expenses                              10,178         11,992         13,914
                                                          ----------     ----------      ---------

Loss from operations                                          (9,373)       (11,967)       (11,557)
Other income (expense):
        Interest income                                          201            169            577
        Interest expense                                      (1,493)          (372)        (1,401)
        Other income                                               -              -          2,497
                                                          ----------     ----------      ---------
Net loss                                                  $  (10,665)    $  (12,170)      $ (9,884)
                                                          ==========     ==========      =========

        Net loss per share - basic and diluted:           $    (0.77)    $    (1.35)      $  (1.22)
                                                          ==========     ==========      =========

        Weighted average number of shares of common
           stock outstanding - basic and diluted              13,766          9,025          8,127





The accompanying notes are an integral part of the financial statements.



924956.1
                                       F-4

HemaSure Inc.
Consolidated Statements of Stockholders' Equity (Deficit)

Year ended
December 31, 1999, 1998
and 1997 (In thousands)


                                                                                                                          Total
                                                                     Additional                                        Stockholders'
                                          Common Stock                Paid-in      Unearned                Accumulated    Equity
                                             Shares        Amount     Capital    Compensation     Other      Deficit     (Deficit)
                                            --------       ------    ---------   ------------     -----    -----------  ----------
Balance at December 31, 1996                   8,098   $       81   $   60,702   $      (398)  $    (3)     $ (52,453)   $    7,929

Issuance of common stock to
   employees under stock plans                    66            1          176                                                  177

Unearned compensation amortization                                                       309                                    309

Other                                                                                                2                            2

Net loss                                                                                                       (9,884)       (9,884)
                                              ------   ----------   ----------   -----------   --------    -----------   ----------

Balance at December 31, 1997                   8,164           82       60,878           (89)       (1)       (62,337)       (1,467)

Issuance of common stock to
   employees under stock plans                    97            1           89                                                   90

Issuance of common stock for debt                827            8        8,679                                                8,687

Issuance of warrants                                                     1,938                                                1,938

Unearned compensation amortization                                                        89                                     89

Other                                                                                                1                            1

Net loss                                                                                                      (12,170)      (12,170)
                                              ------   ----------   ----------   -----------   --------    -----------   ----------

Balance at December 31, 1998                   9,088   $       91   $   71,584                                (74,507)       (2,832)

Issuance of common stock to
   employees under stock plans                   404            4          813                                                  817
Issuance of common stock
    in private placements, net of
    issuance costs of $93                      6,331           63       13,844                                               13,907

Net loss                                                                                                      (10,665)      (10,665)
                                              ------   ----------   ----------   ------------  --------    -----------   ----------
Balance at December 31, 1999                  15.823   $      158   $   86,241   $       -     $     -    $   (85,172)   $    1,227
                                              ======   ==========   ==========   ============  ========   ============   ==========

The accompanying notes are an integral part of the financial statements.


924956.1
                                       F-5

HemaSure Inc.
Consolidated Statements of Cash Flows
Year ended December 31,
(In thousands)

                                                                      1999          1998          1997
                                                                      ----          ----          ----
Cash flows from operating activities:
   Net loss                                                      $ (10,665)  $ (12,170)     $  (9,884)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
      Financing costs related to warrants                            1,024         189              -
      Impairment of assets                                               -           -            475
      Depreciation and amortization                                    475         479            859
      Accretion of marketable securities discount                        -          20              4
      Loss on disposal of equipment                                      -           5              -
   Changes in operating assets and liabilities:
      Net assets of discontinued business                                -           -            500
      Accounts receivable                                             (443)        436           (153)
      Inventories                                                     (600)        (48)           218
      Prepaid expenses and other current assets                         50          21             33
      Accounts payable                                                (343)        666           (736)
      Accrued expenses                                                 (29)       (297)           273
      Other assets                                                      (8)        (10)            20
                                                                  ---------    --------        -------
   Net cash used in operating activities                           (10,539)    (10,709)        (8,391)
                                                                  ---------    --------        -------

   Cash flows from investing activities:

      Purchases of marketable securities                                 -     (20,255)       (99,752)
      Maturities of marketable securities                                -       27,117        104,235
      Unrealized holding loss of available for sale
      marketable securities                                              -            1              2
      Additions to property and equipment                             (517)        (422)          (220)
                                                                     ------        -----          -----

   Net cash provided by (used in) investing activities                (517)        6,441          4,265
                                                                     ------        -----          -----

   Cash flows from financing activities:

      Net proceeds from issuance of common stock                    14,724           90            177
      Borrowing from notes payable arrangements                          -        5,000            140
      Repayment of notes payable                                       (27)          (9)           (31)
      Repayments of capital lease obligations                         (225)        (260)          (241)
                                                                   --------       ------         ------

   Net cash provided by financing activities                        14,472        4,821             45
                                                                   --------        -----        -------

   Net (decrease) increase in cash and cash equivalents              3,416          553         (4,081)
   Cash and cash equivalents at beginning of period                  1,827        1,274          5,355
                                                                   -------      -------        -------

   Cash and cash equivalents at end of period                    $   5,243   $    1,827     $    1,274
                                                                    ======       ======         ======

   Supplemental schedule of cash flow information:
      Cash paid during the year for interest                     $     453   $      503     $    1,072

   Noncash investing and financing activities:
      Acquisition of fixed assets financed by capital leases     $       -   $        -     $       38
      Common stock issued for convertible subordinated note      $       -   $    8,687     $        -
      Value of warrants issued for guaranteed line of credit     $       -   $    1,938     $        -

The accompanying notes are an integral part of the financial statements.

924956.1
                                       F-6

HemaSure Inc.
Notes to Consolidated Financial Statements

A.    THE COMPANY:

Nature of the Business

        HemaSure Inc. (the "Company") is utilizing its proprietary filtration technologies to develop products to increase the safety of donated blood and to improve certain blood transfusion procedures. The Company's currently-marketed blood filtration product (r/LS System) is designed for use by blood centers and hospital blood banks worldwide. From the Company's inception through the first quarter of fiscal 1996, HemaSure had sold non-blood related filter products primarily to Sepracor Inc. ("Sepracor"), a related party, for use in chemical processing applications. Subsequently and throughout 1997, the Company's revenue was derived from the commercial sales of its LeukoNet System, a medical device designed for the removal of contaminating leukocytes from donated blood. In February 1998, the Company determined to discontinue manufacturing the LeukoNet System and focus on the completion of development and market introduction of its next-generation red cell filtration product. In May 1999, the Company received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market its r/LS System in the United States. The Company initiated sales of the r/LS System in the United States in the third quarter 1999.

        The Company is subject to risks common to companies in the medical technology industry, including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with regulations of the FDA and similar foreign regulatory authorities and agencies.

        Since its inception, the Company has suffered recurring losses from operations and accumulated deficits. These conditions raise substantial doubt about its ability to continue as a going concern. The ultimate success of the Company is dependent upon its ability to raise capital through strategic partnerships, public or private equity and/or debt financing and the market acceptance of new products. However, the Company's capital requirements may change depending upon numerous factors, including compliance with regulatory requirements, the time necessary to commercialize the Company's new product and the demand for the Company's product. No assurance can be given that the Company will be able to obtain additional financing on terms acceptable to the Company, if at all, or that the Company will successfully effect the new product introduction into the market. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        In view of the Company's current financial condition, the Company plans to manage aggressively its working capital and expenses while working to raise capital. The Company will also pursue product sales opportunities, as well as strategic or other business relationships.

B.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

        The Company considers all demand deposits, money market instruments and repurchase agreements to be cash and cash equivalents. Cash equivalents of $4,743,000 and $2,138,000 and at December 31, 1999 and 1998, respectively, consist of repurchase agreements with a commercial bank. The carrying amount approximates fair value because of the short maturity of those instruments.

Marketable Securities

        Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase. The Company held no marketable securities at December 31, 1999 and 1998.

Inventories


924956.1
                                       F-7

        Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

        Property and equipment are stated at cost. Costs of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations. On disposal, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. All laboratory, manufacturing and office equipment have estimated useful lives of three to 10 years.

Revenue Recognition

        Revenues from product sales are recognized when goods are shipped.

Research and Development

        Research and development costs are expensed in the year incurred.

Net Loss Per Share

        The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which established standards for computing and presenting earnings per share ("EPS"). Net loss per common share is based on the weighted average number of shares of common stock outstanding during each period. Potential common stock has not been included because the effect would be antidilutive. The potential common stock of the Company consist of common stock warrants (See Notes C and H), stock options (see Note L) and a convertible subordinated note payable (see Note I). The Company had 4,757,000, 4,214,000 and 2,846,000 potential common stock shares as of December 31, 1999, 1998, and 1997, respectively. The convertible subordinated note was converted into 827,375 shares of common stock of the Company in January 1998.

Income Taxes

        Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities reflect the estimated future tax consequences attributable to tax benefit carryforwards and to "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. A valuation reserve is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.

        Net operating losses of the Company incurred while operating as a division of Sepracor are not available for carryforward because the Company's results for those periods were included in the tax returns of Sepracor. Additionally, based upon the Internal Revenue Code and changes in company ownership, utilization of the Company's net operating loss may be subject to an annual limitation.

Comprehensive Income

        For all periods presented, net income and comprehensive income are the same due to the realization of all previously unrealized gains and losses in the statement of operations.

New Accounting Standards

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value, gains or losses depends on the intended use of the derivative and its resulting designation. The statement is effective for all fiscal quarters of fiscal years

924956.1
                                       F-8
beginning after June 15, 2000. The Company does not expect such adoption to have a material impact on its financial statements.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1999 and 1998 and the reported amounts of revenues and expenses during the years ended December 31, 1999, 1998 and 1997. Actual results could differ from those estimates.

C.      AGREEMENTS WITH SEPRACOR:

        The Company was formerly a wholly-owned subsidiary of Sepracor. As of January 31, 2000, Sepracor owned 27% of the common stock, $.01 par value, of the Company (the "Common Stock").

        Under a Technology Transfer and License Agreement, Sepracor transferred to the Company all technology owned or controlled by Sepracor, including trade secrets, patents and patent applications, that relates to and is used in researching, developing or manufacturing products in the Company Field as defined in the agreement. Further, Sepracor granted an exclusive license to the Company for any improvements to the transferred technology, which were developed, or otherwise acquired, by Sepracor during the period beginning on the date of the Technology Transfer and License Agreement and terminating on the earlier of January 1, 1998 or the acquisition of Sepracor or the Company (the "Effective Period"). The Company granted to Sepracor an exclusive license to the transferred technology for the development, manufacture, use or sale of any products within the field of chiral synthesis, chiral separations and the development, manufacture, use or sale of chiral drugs and chiral drug intermediates, as well as a non-exclusive license to the transferred technology for the development, manufacture, use or sale of any products outside of the Company Field. All licenses were royalty-free. Sepracor also granted the Company a right of first refusal to any product, which Sepracor proposed to sell, or license a third party to sell during the Effective Period, for use within the Company Field.

        In addition, beginning in April 1998, Sepracor was entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended, of a total of 3,000,000 shares of common stock related to the technology transfer and establishment of the Company in 1993. These rights provide that Sepracor may require the Company, on two occasions, to register shares having an aggregate offering price of at least $5,000,000, subject to certain conditions and limitations.

        In September 1998, the Company obtained a $5 million revolving line of credit arrangement with a commercial bank. Sepracor has guaranteed repayment of amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. (See Note H)

        In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.


D.      ACCOUNTS RECEIVABLE:

        The Company's 1999 and 1998 trade receivables primarily represent amounts due for product sales. The allowance for doubtful accounts was $5,000 and $7,000 at December 31, 1999 and 1998, respectively.

        The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

924956.1
                                       F-9

E.      INVENTORIES:

        Inventories consist of the following at December 31:



(In thousands)                                   1999       1998
                                                 ----       ----
Raw materials                               $     393   $    206
Work in Progress                                  401          -
Finished goods                                     12          -
                                                -----       -----

                                            $     806   $    206
                                                =====       =====


F.      PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at December 31:


(In thousands)                                                      1999             1998
                                                                    ----             ----
Laboratory and manufacturing equipment                          $  1,479         $    874
Leased laboratory and manufacturing equipment                        505              505
Office equipment                                                     858              759
Leasehold improvements                                               772              766
                                                                 -------          -------
                                                                   3,614            2,904

Accumulated depreciation and amortization                        (2,324)          (1,849)
                                                                 -------          -------

                                                                   1,290            1,055
Construction in progress                                             257              450
                                                                 -------          -------

                                                                $  1,547         $  1,505
                                                                ========         ========

        Depreciation  and  amortization  expense  was  $475,000,   $391,000  and
$548,000, in 1999, 1998 and 1997, respectively. In conjunction with its determination to discontinue manufacture of the LeukoNet System in February 1998, a provision for impairment of $475,000 for manufacturing and related assets was recorded for the period ended December 31, 1997.

        Accumulated amortization of assets under lease was $106,000 and $395,000 as of December 31, 1999 and 1998, respectively.


924956.1
                                      F-10

G.      ACCRUED EXPENSES AND COMMITMENTS AND CONTINGENCIES:

        Accrued expenses consist of the following at December 31:


(In thousands)                                1999             1998
                                              ----             ----
Compensation                                $  189           $   43
Professional fees                              155              104
Interest on notes payable                       41               26
Customer refunds                               175              175
Services                                       678              750
Miscellaneous                                  282              451
                                            ------          -------

                                            $1,520           $1,549
                                            ======           ======
Lease Obligations

        The Company leased certain laboratory, research and office space from Sepracor through 1995. In 1995, the Company executed a lease for these facility requirements, which commenced in February 1996 and extends through February 2004. The lease provides for two five-year renewal options. Under the terms of the lease, the Company is required to pay its allocated share of taxes and operating costs in addition to the base annual rent.

        In 1994, the Company, in collaboration with Sepracor and certain of its other subsidiaries, executed an equipment leasing arrangement that provided for a total of $2,000,000 to these companies for purposes of financing capital equipment. In October 1996, the Company executed a separate follow-on equipment leasing arrangement that provided $1,100,000 of equipment financing through March 31, 1997. The Company has leased various laboratory, manufacturing and computer equipment under noncancelable capital leases. Terms of arrangements with the leasing company contain bargain purchase provisions at the expiration of the lease term, which range from 36 months to 42 months. In some instances, the Company is required to make a deposit of 20% of the original equipment cost, which earns interest at an annual rate of 4%. As of December 31, 1999 the Company had $68,000 on deposit at the leasing company under this leasing arrangement. Under certain circumstances, Sepracor is the guarantor of debt incurred to acquire equipment under the leasing facilities. The interest rate charged on the Company's capital leases ranges from 14% to 21%.



924956.1
                                      F-11

        Future minimum payments under all noncancelable leases in effect at December 31, 1999 are as follows:

(In Thousands)                                       Operating        Capital
Year                                                    Leases         Leases
----                                                    ------         ------
2000                                                       236             71
2001                                                       236              -
2002                                                       236              -
2003                                                       236              -
2004                                                        20              -
                                                        ------         ------
Total minimum lease payments                            $  964             74
                                                        ------         ------
Less amount representing interest                                           3
Present value of minimum lease payments                               $    71
                                                                      =======

Based on the borrowing rates currently available to the Company for capital leases with similar terms and average maturities, the fair value of capital leases approximates the carrying value.

        The total charged to rent expense for all noncancelable leases including amounts for building maintenance, utilities and other operating costs was $660,000, $833,000, and $803,000, in 1999, 1998, and 1997, respectively.

        In December 1999, the Company entered into an exclusive five-year manufacturing and supply agreement with a major supplier of a component to the Company's product. The agreement contains minimum purchase requirements in future years, which if not met could require the Company to purchase certain production equipment of the supplier as defined in the agreement. The supplier, under certain conditions will acquire such equipment during fiscal years 2000 and 2001. The agreement also contains provisions under which the agreement could become non-exclusive under certain conditions as defined in the agreement and for extensions of the term of the agreement.

H.      NOTES PAYABLE

        Notes payable consist of the following at December 31:

(In thousands)                                      1999               1998
                                                    ----               ----
Leasehold improvements financing                 $    73            $   100
Revolving line of credit                           5,000              5,000
                                                   -----              -----
                                                   5,073              5,100
Less current portion                               5,030                 27
                                                   -----              -----
                                                 $    43            $ 5,073
                                                 =======            =======


        In March 1997, the Company exercised its right, under the lease, to have a portion of its leasehold improvements financed and received $140,000 in connection with this arrangement. This amount will be repaid in 60 equal monthly installments with an interest rate of 12% per annum.

        In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. As of December 31, 1999, the entire $5 million was outstanding under the line. The revolving line of credit, which expires in August 2000, is being used to help finance the Company's working capital requirements and for general corporate purposes. Amounts borrowed under the line bear interest at the bank's prime lending rate plus 1/2% payable monthly in arrears. The weighted average borrowing rate for the period ended December 31, 1999 was 8.67%. For the period ended December 31, 1999, the Company recorded interest expense related to borrowings under the line of $434,000. The credit agreement contains customary covenants and provisions. The bank has a first lien on all assets of the Company including its intellectual property.


924956.1
                                      F-12

        Sepracor, the Company's largest shareholder, has guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. HemaSure has placed a value of $1,938,000 on the 1,700,000 warrants as of the date of the final agreement and is amortizing this deferred financing charge on a monthly basis over the term of the line of credit. For the periods ended December 31, 1999 and 1998 the Company amortized $1,024,000 and $189,000, respectively, of this deferred finance charge and recorded it as interest expense in the Statement of Operations.

I.      CONVERTIBLE SUBORDINATED NOTE PAYABLE

        In May 1996, the Company acquired the plasma product unit of Novo Nordisk A/S, a Denmark corporation ("Novo Nordisk"), through its Danish subsidiary, HemaSure A/S (the "Denmark Acquisition"). The purchase price for the transaction was comprised of a combination of promissory notes, convertible subordinated notes (which would convert to common stock of the Company or a subsidiary of the Company) and additional consideration payable in 1998 in cash or stock, at the option of the Company, which would not be paid in certain events. On February 20, 1997, the Company's board of directors voted to discontinue the development and operation of the Danish Plasma Business, retroactive to December 31, 1996.

        In January 1997, the Company entered into a Restructuring Agreement of the debt related to the Denmark Acquisition. Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note in the principal amount of approximately $11,700,000, which was due and payable on December 31, 2001, with interest payable quarterly (provided that up to approximately $3,000,000 would be forgiven in certain circumstances). Approximately $8,500,000 of the reduction of such indebtedness was forgiven. The remainder of the reduction represented a net amount due from Novo Nordisk to the Company related to various service arrangements between the two companies. The amount included in the balance sheet at December 31, 1997 included the effect of the Restructuring Agreement net of the $3,000,000 contingency amount to reflect the most probable result of the Company's decision to exit the plasma business. In December 1997, the Company notified the holder of the note of its intent to convert in January 1998, $8,687,000 of debt, which it believes was the entire amount outstanding as of the date of conversion. On January 6, 1998, the Company converted the note, pursuant to its terms, into shares of common stock at a conversion price of $10.50 per share, or 827,375 shares. The holder of the note has contested the conversion of the note, including the forgiveness of the $3,000,000 amount. The Company believes that such assertions are without merit.


J.      SEGMENT INFORMATION

        The Company operates exclusively in the blood filtration business, which the Company considers to be one business segment.

        Revenue from significant unaffiliated customers are as follows:

Year Ended December 31:             1999             1998            1997
                                    ----             ----            ----

Customer A.                         66%              53%             86%
Customer B.                         33%              --%             --%
Customer C.                         --               10%             --


K.      STOCKHOLDERS' EQUITY (DEFICIT)

        In March 1999, the Company completed a private placement financing with Sepracor in which the Company received $2,000,000 in exchange for 1,333,334 shares of the Company's common stock and warrants to purchase an additional 667,000 shares of common stock at $1.50 per share. The warrants will expire in the year 2004 and have certain registration rights associated with them. In certain circumstances, the Company is entitled to require Sepracor to exercise these warrants.


924956.1
                                      F-13

        On May 3, 1999, the Company completed a private placement financing with Gambro Inc. ("Gambro"). The stock subscription agreement, which the Company entered into with Gambro Inc. in connection with this financing, provided for an initial investment of $9,000,000 in exchange for 4,500,000 shares of the Company common stock. The stock subscription agreement also provided Gambro Inc. with an option to purchase additional shares of the Company's common stock for up to an aggregate purchase price of $3,000,000 at any time between August 3, 1999 and May 3, 2000 with the price per share of common stock to be based upon the market price of the Company's common stock. In October 1999, Gambro Inc. exercised this option in full. In connection with the exercise of this option, Gambro Inc. purchased 498,355 shares at a price of $6.02 per share. The price and number of shares reflected the average price of the Company's stock in the 30 days prior to the exercise date of October 5, 1999.

L.      STOCK OPTION PLANS

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

        The Company has two stock options plans currently in effect under which future grants may be issued: the 1994 Stock Option Plan, as amended, and the 1994 Director Option Plan, as amended (collectively, the "Plans"). A total of 3,000,000 shares have been authorized by the Company for grants of options or shares, of which 155,000 are still available for grant. Stock options granted during 1999 and 1998 generally have a maximum term of ten years and vest ratably over a period of two to five years.

924956.1
                                      F-14

        A summary of the Company's stock option activity for the years ended December 31 follows:

                                               Number of Options          Weighted Average
                                                  (In thousands)            Exercise Price
------------------------------------------------------------------------------------------
Outstanding at December 31, 1996                           2,373                   $  9.24
Granted                                                    1,262                   $  3.02
Exercised                                                   (24)                   $  2.25
Terminated                                               (1,592)                    $12.06
                                                         -------                   -------
Outstanding at December 31, 1997                           2,019                   $  3.25
Granted                                                    2,029                   $  0.72
Exercised                                                      -                         -
Terminated                                               (1,534)                   $  3.06
                                                         -------                   -------
Outstanding at December 31, 1998                           2,514                   $  1.31
Granted                                                      302                   $  5.27
Exercised                                                  (363)                   $  2.02
Terminated                                                  (63)                   $  0.94
                                                            ----                   -------
Outstanding at December 31, 1999                           2,390                   $  1.72
                                                           =====                   =======

        The following table summarizes the status of the Company's stock options at December 31, 1999:

-------------------------------------------------------------------------------------------------------
                    OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
-------------------------------------------------------------------------------------------------------

                                  Number         Weighted                      Number
                              Outstanding As     Average         Weighted    Exercisable       Weighted
Range of Exercise               Of 12/31/99     Remaining        Average       As of           Average
Prices                        (In thousands)   Contractual       Exercise     12/31/99         Exercise
                                                  Life            Price    (In thousands)       Price
-------------------------------------------------------------------------------------------------------
   $   .63     -   $   .94             1,581       8.1            $  .64              408       $   .65
   $  1.25     -   $  1.75               294       8.5            $ 1.28               65       $  1.34
   $  2.00     -   $  3.50               183       4.9            $ 2.54              138       $  2.25
   $  3.88     -   $  5.94               284       9.6            $ 5.51                5       $  5.50
   $ 12.38     -   $ 16.25                48       6.3            $14.74               40       $ 15.17
                                      ------       ---           -------              ---       -------
                                       2,390       8.0            $ 1.72              656       $  1.98


        The weighted average grant date fair value for options granted during 1999, 1998 and 1997 was $3.27, $0.49 and $2.04 per option, respectively. The fair value of these options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions for 1999, 1998 and 1997: risk-free interest rate of 5.5%; dividend yields of 0%; volatility factor of the market price of the Company's common stock of 75%; and a weighted average expected life of the options of 5.5 years.

        During 1994 and prior to the Company's initial public offering, options to purchase 482,000 shares of common stock were granted under the Plans at an exercise price of $2.00 per share. The estimated fair market value on the date of grant was $4.00 per share. The Company recorded compensation expense of $89,000 and $309,000 in 1998 and 1997, respectively, related to these options.

        In January 1998, the Company adopted a one time stock option exchange program. Upon employee consent, the program provides for the grant to each employee of a new stock option in exchange for the cancellation of the old stock option. The new stock option, granted at fair market value at date of issuance, will become exercisable for a number of shares of common stock equal to the number of shares covered by the old stock option.

924956.1
                                      F-15

        In 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an aggregate of 500,000 shares of common stock may be purchased by employees at 85% of market value on the first or last day of each six-month offering period, whichever is lower, through accumulation of payroll deductions ranging from 1% to 10% of compensation as defined, subject to certain limitations. Options were exercised to purchase 41,071 shares for a total of $117,000 during the year ended December 31, 1999 and 96,695 shares for a total of $88,000 during the year ended December 31, 1998. At December 31, 1999, 291,397 shares of common stock were reserved for future issuance under the plan.

        Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards in 1999, 1998 and 1997 consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been reduced to the pro forma amounts indicated below. The application of SFAS No. 123 to the employee stock purchase plan would not result in a significant difference from reported net income and earnings per share.

                                                             1999           1998           1997
                                                             ----           ----           ----
Net loss - as reported                                 $(10,665)      $ (12,170)     $  (9,884)

Net loss - pro forma                                   $(11,274)      $ (12,610)     $ (10,415)

Net loss per share - as reported - basic and diluted   $  (0.77)      $   (1.35)     $   (1.22)

Net loss per share - pro forma - basic and diluted     $  (0.82)      $   (1.40)     $   (1.28)


        The pro forma effect on net income for 1999, 1998 and 1997 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995 or anticipated future option activity.

        In connection with the initial public offering, the Company granted to the underwriter an option to purchase 217,500 shares of common stock at an exercise price equal to 150% of the initial public offering price or $10.50 and subject to adjustment in certain circumstances. The option was exercisable at any time or from time to time after April 14, 1995 and before April 14, 1999. The option was not exercised.


924956.1
                                      F-16

M.      INCOME TAXES

        The components of the Company's deferred tax assets and liabilities are as follows at December 31:

 (In thousands)                                                       1999                 1998
                                                                      ----                 ----
Deferred taxes:
           Net operating loss carryforwards                      $  31,315            $  21,463
           Research and development expense capitalization           4,392                3,892
           Tax credit carryforwards                                  1,235                  999
           Inventory reserves                                           20                   43
           Deferred compensation                                       285                  284
           Accrued charges not paid                                    512                  466
           Other                                                         7                   21
           Property and equipment                                        1                 (16)
                                                                 ---------            ---------
                                                                    37,767               27,152
Valuation allowance                                                (37,767)             (27,152)
                                                                 ---------            ---------
Net deferred taxes                                               $       -            $       -
                                                                 =========            =========

        Due to the uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets.

        The Company's statutory and effective tax rates were 34% and 0%, respectively, for 1999, 1998 and 1997. The effective tax rate was 0% due to a net operating loss and the non-recognition of any net deferred tax asset. At December 31, 1999, the Company had federal and state tax net operating loss carryforwards (NOLs) of approximately $73,000,000 and $67,000,000, respectively, to offset future regular taxable earnings. The federal and state NOLs begin to expire in 2009 and 2000. Approximately $4,000,000 of state NOLs expired in 1999. The Company has research and development tax credit of approximately $690,000 and $520,000, respectively, which both begin to expire in 2009. The Company has a state investment tax credits carryforward of approximately $20,000, which begins to expire in 2000.

N.      AGREEMENTS

        In July 1999, the Company entered into a master purchase agreement with the American Red Cross that provides for the sale of the r\LS System by the Company to the American Red Cross on specified terms. The master purchase agreement provides for a thirty-eight month term expiring on August 31, 2002, subject to, among other things, earlier termination by the American Red Cross in certain circumstances. Under the master purchase agreement, the American Red Cross is required to purchase specified minimum annual quantities of the r\LS System, subject to certain terms and conditions. The term of the master purchase agreement may be extended by one year in certain circumstances if the American Red Cross fails to meet its minimum purchase obligation in the third year of the agreement.

     In August 1998, the Company completed an amended and restated Master Strategic Alliance Agreement with the American Red Cross BioMedical Services, which provides for, among other things, the development and enhancement of a number of filtration products, based on the Company's core technology. The agreement has a term of five years, unless previously terminated, and can be renewed or extended. In connection with this agreement, the American Red Cross is eligible to receive warrants to purchase common stock of the Company up to a maximum of 400,000 shares based on certain milestones and at a price of $1.51 per share, as determined at the date of this agreement.

        In 1998, the Company completed a distribution and development agreement, which was amended in May 1999, with Gambro Inc. to act as the Company's exclusive distributor of the Company's r\LS System worldwide, except for sales to the American Red Cross. Under the amended distribution and development agreement, Gambro Inc. is required to purchase specified minimum annual quantities of the r\LS System, subject to certain terms and conditions. Furthermore, this agreement provides that Gambro Inc. may upon mutual agreement by the Company and Gambro Inc., distribute additional future products developed by us that filter blood and its components.

924956.1
                                      F-18

The  distribution  agreement  provides for a five-year term that expires in June
2004,  subject  to  automatic   three-year  renewals  unless  the  agreement  is
previously terminated.

O.      EMPLOYEES' SAVINGS PLAN

        The Company has a 401(k) plan for all employees. Under the provisions of the plan, employees may voluntarily contribute up to 15% of their compensation subject to statutory limitations. In addition, the Company can make a matching contribution at its discretion. In 1999, 1998 and 1997, the Company provided matching contributions of approximately $40,000, $0, and $34,000, respectively.

P.      LITIGATION

        The Company is a defendant in a lawsuit brought by Pall Corporation ("Pall") regarding the LeukoNet System, which is no longer made or sold by the Company. In a complaint filed in November 1996, Pall alleged that the manufacture, use and/or sale of the LeukoNet System infringed upon two patents held by Pall. Pall dropped its allegations concerning infringement of one of the patents and alleges only that the LeukoNet System infringed the Pall's U.S. Patent No. 4,952,572 (the "'572 Patent").

        With respect to the allegations concerning the '572 Patent, the Company answered the complaint stating that the LeukoNet System does not infringe any claim of the asserted patents. Further, the Company counterclaimed for declaratory judgment of invalidity, noninfringement and unenforceability of the '572 Patent. Pall amended its complaint to add Lydall, Inc., whose subsidiary supplied the filter media for the LeukoNet System, as a co-defendant. The Company filed for summary judgment of non-infringement, and Pall cross-filed for summary judgement of infringement at the same time. Lydall, Inc. supported the Company's motion for summary judgment of non-infringement, and filed a motion for summary judgment that the asserted claims of the '572 patent are invalid as a matter of law. Discovery has been completed in the action. The court has not acted on the summary judgment motions.

        The Company and Gambro BCT filed a complaint for declaratory relief against Pall in the United States District Court of Colorado. The Company and Gambro BCT seek declaratory relief that the '572 Patent, the Pall's U.S. Patent No. 5,451,321 ("'321 Patent") and Pall's U.S. Patent Nos. 5,229,012, 5,344,561,
5,501,795 and 5,863,436 are invalid and not infringed by the Company's r\LS System and methods of using the r\LS System. Pall moved to dismiss or transfer to the Eastern District of New York, or in the alternative, to stay this action. The Company and Gambro PCT opposed Pall's motion. On July 16, 1999, the United States District Court of Colorado denied Pall's motion to transfer or, in the alternative, to stay the action, and the action is proceeding. On September 30, 1999, the Court denied Pall's motion to dismiss the action and the case is proceeding. Pall submitted a counterclaim alleging that the r\LS System infringes the '572 patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. Pall has also asserted that the r\LS System infringes one or more of the other patents that are the subject of the lawsuit.

        On April 23, 1999, Pall filed a complaint against the Company and Gambro BCT in the Eastern District of New York alleging that the r\LS System infringes the '572 Patent and that the Company and Gambro BCT tortiously interfered and unfairly competed with Pall's business. On May 19, 1999, Pall amended its complaint and added Gambro Inc., Gambro A.B., a Swedish company, of which Gambro Inc. is a business unit, and Sepracor as defendants. The Company and Gambro BCT have moved to dismiss, transfer or stay the action and Pall has opposed the motion. There has been no decision on the motion.

        The Company has engaged patent counsel to investigate the pending litigations. The Company believes, based upon its review of these matters, that a properly informed court should conclude that the manufacture, use and/or sale by the Company or the its customers of the LeukoNet System and the r\LS System do not infringe any valid enforceable claims of the Pall patents. However, there can be no assurance that the Company will prevail in the pending litigations, and an adverse outcome in a patent infringement action would have a material and adverse effect on the Company's financial condition and future business and operations, including the possibility of significant damages in the litigations and an injunction against the sale of the r\LS System if the Company does not prevail in the litigations.

        A prior lawsuit brought by Pall in February 1996 has concluded. In June 1999, the United States Court of Appeals for the Federal Circuit determined that the LeukoNet System did not infringe claim 39 of the '321 Patent and Pall has not appealed that decision.

924956.1

                                      F-18